UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 22, 2026
Date of Report (date of earliest event reported)
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Cognex Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts (State or other jurisdiction of incorporation or organization)	001-34218 (Commission File Number)	04-2713778 (I.R.S. Employer Identification Number)
One Vision Drive Natick, Massachusetts 01760
(Address of principal executive offices and zip code)
(508) 650-3000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure

On September 22, 2026, Cognex Corporation (the “Company”) issued a press release related to its agreement to acquire RealSense, Inc. (“RealSense”). The release is furnished as Exhibit 99.1 hereto. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01     Other Events

On September 22, 2026, the Company announced that it had agreed to acquire RealSense, a leader in depth-sensing cameras and vision technology for robotic perception and physical artificial intelligence. The all-cash transaction is expected to close during the fourth quarter of 2026, subject to customary closing conditions, for a purchase price of $500 million, subject to customary adjustments, to be funded entirely from the Company’s existing cash and investments on its balance sheet.

The Company also expects to offer retention packages to certain continuing employees. The Company intends to grant restricted stock units (“RSUs”) with an economic value of between $45 million and $55 million, depending on the Company’s share price on the grant date, to RealSense employees under the Company’s existing 2023 Stock Option and Incentive Plan. The RSUs are expected to vest over three years: approximately 20% on the first anniversary of the grant date, approximately 30% on the second anniversary of the grant date, and approximately 50% on the third anniversary of the grant date. Further, the Company expects to provide up to $69 million in cash retention payments for RealSense employees over three years, with up to $25 million of that total subject to performance modifiers (collectively, the “Retention Payments”). Both the RSUs and Retention Payments require continuous employment through the various vesting and payment dates for the employees to earn the RSUs and Retention Payments. For certain key employees, time-based RSUs and Retention Payments may accelerate and become due and payable if the Company terminates the employee’s employment without cause, or if the employee resigns for good reason.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 22, 2026, issued by Cognex Corporation (furnished herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, which do not relate solely to historical matters, are forward-looking statements. These forward-looking statements, which include statements regarding the pending acquisition of RealSense, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include the risk that the acquisition of RealSense may not be completed in a timely manner or at all, the risk that the Company may not achieve the anticipated benefits of the acquisition, and the other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2025 and Form 10-Q for the fiscal quarter ended July 5, 2026. Readers should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation to update forward-looking statements after the date of such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: September 22, 2026	By:	/s/ Dennis Fehr
	Name:	Dennis Fehr
	Title:	Senior Vice President of Finance and Chief Financial Officer